Exhibit 10.4

INVESTOR RELATIONS CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) effective as of June 17, 2011 is entered into by and between Therapeutic Solutions International, Inc., a Nevada Corporation (herein referred to as the “Company”) and Constellation Asset Advisors, Inc. a Nevada Corporation (herein referred to as “CAA” or the “Constellation”) or it’s successors, designees or assignees, and replaces and supercedes any and all other agreements between the above parties.

RECITALS

WHEREAS, Company is currently (i) a corporation formed and operating in good standing under the laws of the State of Nevada; (ii) publicly traded on the OTCQB (Pink Sheets) Market Exchange under the trading symbol “TSOI;” (iii) is a “fully reporting” company required to file periodic reports with the Securities and Exchange Commission consistent with Sections 13 and 15d of the 1933 Securities and Exchange Act; and, (iv) is current on all of its filing requirements with the Commission; and

WHEREAS, Company desires to engage the services of Constellation to advise the Company regarding investor communications, and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.

Term of Consultancy.  Company hereby agrees to retain Constellation to act in an advisory and consulting capacity to the Company and Constellation hereby agrees to provide services to the Company for a period of one year commencing upon June 17, 2011 and ending, unless extended, on June 17, 2012.

2.

Duties of Constellation.  Constellation agrees that it will generally provide the following specified advisory and consulting services through its officers, employees, consultants and other professionals during the term specified in Section 1:

(a)

Advise, consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, assist in establishing an image for the Company in the financial community, and assist in creating the foundation for subsequent financial public relations efforts;

(b)

Assist in making new introductions of the Company to the financial community;

(c)

With the cooperation and support of the Company and its management and directors, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d)

Advise, assist and consult the Company with respect to its (i)  relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

(e)

Perform the functions generally assigned to shareholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to Constellation by the Company); if requested, assist in the preparation of press releases for the Company with the Company's involvement and approval of all Company press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company’s request and subject to the Company’s securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, assist in the presentation of such symbols, logos and names, and other matters relating to corporate image;

(f)

Under the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

(g)

 Under the Company's direction and approval conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

(h)

At the Company's request, and under the Company’s direction and approval, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and,

(i)

Otherwise perform as the Company's advisor and consultant for public relations and relations with financial professionals.

3.

Duties of Company.  The Parties hereto recognize that the success of Constellation’s services to be provided pursuant to this Agreement rely heavily on cooperation and communication between Constellation and the Company. In this regard, the Company and Constellation agree that the Company will use its best efforts in cooperating and communicating with Constellation, and in so doing, agrees to perform all of the acts set out in Exhibit A hereto, attached to this Agreement and incorporated herein by reference as though fully set out. The Parties further acknowledge that all of the items listed in Exhibit A are material to the ability of Constellation to perform its obligations hereunder, and that the Company’s failure to use its best efforts to satisfy the requirements of Exhibit A would materially hinder Constellation’s performance herein.  The above notwithstanding, the Company agrees and understands that the status of the Company’s Intellectual Property rights and defenses constitutes an important part of Constellation’s understanding of and ability to perform its duties pursuant to this Agreement.

4.

Allocation of Time and Energies.  Constellation hereby promises to perform and discharge faithfully the targeted responsibilities which may be assigned to Constellation from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations.  Constellation and staff shall diligently and thoroughly provide the advisory and consulting services required hereunder.  Although no specific hours-per-day requirement is required of Constellation pursuant to this Agreement; Constellation and the Company agree that Constellation will perform the duties set forth herein above in a diligent and professional manner.  The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by Constellation are expected to occur within or shortly after the first two months of the effectiveness of this Agreement.  In addition to and notwithstanding the above, the Company represents and warrants that it is, as of the date of this Agreement, fully compliant with the reporting requirements of the United States Securities and Exchange Commission (“SEC”).  The Company represents and warrants that it will continue to maintain compliance with applicable SEC rules and regulations governing the filings required by public corporations.  In the event that the Company is either not fully compliant as of the effective date of this Agreement, or at any time during the term of this Agreement, then the Company and Constellation shall agree on a schedule for achieving such compliance.  In the event that the parties cannot agree on such a schedule, then the dispute resolution provisions of Articles 15 and 17 herein may be invoked by either party.

5.

Remuneration.  As full and complete compensation for services described in this Agreement, the Company shall compensate CAA by issuing Company common stock as follows:

5.1 For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue to Consultant an initial payment of ten million (10,000,000) restricted shares, of the Company's Common Stock (“Common Stock” or “compensation shares”) to be delivered to Consultant within ten (10) business days of the signing of this Agreement. This initial payment shall be issued to the Consultant immediately following execution of this Agreement and shall, when issued and delivered to Consultant, be fully paid and non-assessable.  The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant.  The 10,000,000 restricted shares of Common Stock issued as an initial payment, therefore, constitute payment for Consultant’s agreement to consult to the Company and are a nonrefundable, non-apportionable, and non-ratable retainer; such shares of common stock are not a prepayment for future services.  If the Company decides to terminate this Agreement prior to the first anniversary of the effective date of this Agreement for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid to it as the initial payment hereunder.  Further, if and in the event the Company is acquired in whole or in part, during the term of this agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the 10,000,000 restricted shares of Common Stock paid to it hereunder. It is further agreed that if at any time during the term of this agreement, the Company or substantially all of the Company’s assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the shares.

5.2 Cash Payment. Within ten days after the execution of this Agreement, the Company shall pay to Constellation a one time cash retainer of twenty five thousand dollars ($25,000.00) payable to Constellation by wire transfer to the following coordinates: Constellation Asset Management: 546 Fourth Street, San Rafael, CA 94901; Bank of America, 4th Street, San Rafael CA. Account # 01823-78770, Routing ABA # 121000358.

5.3 The compensation shares issued pursuant to this agreement shall be issued in the name of Constellation Asset Advisors, Inc, Tax ID # 27-4601233 or its designees to be provided under separate cover email.

5.4 With each transfer of shares of Common Stock to be issued pursuant to this Agreement (collectively, the “Shares”); Company shall cause to be issued a certificate representing the Common Stock and, if required by applicable law, a written opinion of counsel for the Company stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Constellation has been duly authorized by the Company.  Company warrants that all Shares and share equivalents issued to Constellation pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Constellation shall have been duly authorized by the Company’s board of directors.

5.5 Constellation acknowledges that the ten million (10,000,000) Rule 144 restricted shares of Common Stock to be issued pursuant to this Agreement (collectively, the “144 Securities”) have not been registered under the Securities Act of 1933, and accordingly are “restricted securities” within the meaning of Rule 144 of the Act.  As such, the 144 Securities may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act. The Company agrees to take any and all action(s) necessary to clear the subject securities of restriction upon presentation of any Rule 144(d) application by Constellation or its broker, including, but not limited to: (1) Authorizing the Company’s transfer agent to remove the restrictive legend on the subject securities; (2) Expediting either the acquisition of a legal opinion from Company’s counsel authorizing the removal of the restrictive legend, or accepting a third party legal opinion acknowledging same; and (3) Cooperating and communicating with Constellation and its broker in order to use Company’s best efforts to clear the subject securities of restriction as soon as possible after presentation of a Rule 144(d) application by Constellation (or its broker) to either the Company and/or the Company’s transfer agent. Further, the Company agrees to not unreasonably withhold or delay approval of any application filed by Constellation under Rule 144(d) of the Act to clear the subject securities of restriction.

(a)

Constellation and the Company acknowledge and agree that Constellation will suffer irreparable harm and anticipated and actual damages in the event that the Company unreasonably withholds or delays any Rule 144(d) application by Constellation to either the Company or the Company’s transfer agent.  The Company agrees that money damages could not compensate Constellation for its irreparable harm.

(b)

Constellation and the Company therefore agree that the Company shall have a period of five (5) business days from the date Constellation’s Rule 144(d) application is tendered to either the Company or its transfer agent by either Constellation and/or its broker, to take any and all necessary action to clear the subject securities of restriction, consistent the covenants in Section 5.4 above. The Company and Constellation agree that this five (5) day period is reasonable and consistent with industry standards concerning the handling and processing of restricted securities under Rule 144 by publicly traded companies. The Company also acknowledges that Constellation’s ability to clear the subject securities of restriction, by virtue of the Company’s best efforts, cooperation, covenants and representations in this regard is a material part of this Agreement and is a reasonable and material expectation of Constellation in entering into this Agreement. Should events occur that require further expense of time beyond this five (5) day time period, the Company and Constellation shall reasonably agree in a writing signed by each to an extension for a specific amount of time. In no event shall an extension be agreed to unless the Company comports with its “best efforts” obligations, as set out above, and communicates with Constellation bona fide and reasonable attempts at meeting Company’s obligations to clear the subject restricted securities, as described herein. Any written extension herein may be executed in counterparts by the principals of the Company and Constellation, and facsimile signatures may be tendered in lieu of originals. It is agreed that the separate signature of each principal on any agreement to extend time shall be deemed a complete original.

(c)

Should the Company fail to successfully take any and all actions necessary to clear the subject securities of restriction within the five (5) day time period after Constellation or its broker’s presentation of a Rule 144(d) application, or seek to extend time as provided for above in sub-section (b), and in light of the irreparable harm that Constellation will suffer in the event of any intentional and/or unintentional delay in Constellation’s Rule 144(d) application, Company herein irrevocably consents and agrees that Constellation shall be entitled to injunctive relief in order to immediately enforce Constellation’s right to removal of the restrictive legend on the Company’s securities.  Company further agrees that Constellation shall be entitled to immediately seek the injunctive relief contemplated and described herein in the Superior Court of California, San Diego County.  Both the Company and Constellation agreed that Constellation’s access to injunctive relief; and the Company’s consent to Constellation’s ability to obtain such injunctive relief shall not otherwise amend, supersede or modify the parties’ agreement to submit any other disputes to mediation and arbitration as provided herein.

5.6 In connection with the acquisition of Securities hereunder, Constellation represents and warrants to the Company, to the best of its/his knowledge, as follows:

(a)

Constellation acknowledges that Constellation has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Securities, and any additional information which Constellation has requested.

(b)

Constellation’s investment in restricted securities is reasonable in relation to Constellation’s net worth, which is in excess of ten (10) times Constellation’s cost basis in the Shares.  Constellation has had experience in investments in restricted and publicly traded securities, and Constellation has had experience in investments in speculative securities and other investments which involve the risk of loss of investment.  Constellation acknowledges that an investment in the Securities is speculative and involves the risk of loss.  Constellation has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Constellation can afford the risk of loss of his entire investment in the Securities.  Constellation is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended.

(c)

Constellation is acquiring the Securities for Constellation’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5.7 Piggyback Registration Rights. Additionally, for a period of two years after the effective date hereof, should the Company make any public offering of its securities pursuant to an effective registration statement under the Securities Acts of 1933 or 1934, as amended, Constellation shall be entitled, and the Company agrees, to include in such registration, pari passu with the Piggyback Registration Rights” available to founding management; any or all of the common stock or common stock equivalents issued to Constellation by the Company as consideration hereunder [commonly referred to as “Piggyback Registration Rights”]. Such piggyback registration rights include, at Constellation’s option, registration on Form S-1.

5.8 Finder’s Fee. In addition to the above, in the event that the Company requests that Constellation introduce Company to an investment banker or other person or entity that is lawfully engaged in the business of assisting public and private companies with raising debt and/or equity capital (a “financing”); Constellation agrees to use its best efforts to make such introductions.  Both the Company and Constellation agree that any and all transactions and discussions and negotiations relating thereto will be the exclusive and sole responsibility of Company.  Company and Constellation agree that Constellation has informed Company that Constellation is not a FINRA member firm.  In the event that Company obtains debt or equity financing as a result of Constellation’s introduction, Company agrees to pay Constellation a Finder’s Fee equal to three percent (3%) of the total amount raised on behalf of the company.  This Finder’s Fee shall be payable in cash, directly to Constellation, by the financing source at the time of the Closing on the financing. Closing defined as the receipt of good funds received by the Company.

6.

Non-Assignability of Services. Constellation’s services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Constellation herein under the schedules set forth herein shall remain non cancellable and due and payable, and any compensation received by Constellation may be retained in the entirety by Constellation, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-Assignability of Constellation’s services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Constellation, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Constellation by the Company herein, and to Shareholders.

7.

Expenses.  Constellation agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

8.

Indemnification.  The Company warrants and represents that all oral communications, written documents or materials furnished to Constellation by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Constellation may rely upon the accuracy thereof without independent investigation.  The Company will protect, indemnify and hold harmless Constellation against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Constellation's performance of its obligations under this Agreement, communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Constellation's communication or dissemination of information not provided or authorized by the Company.

9.

Representations and Warranties. The Company represents and warrants that any information furnished to Constellation will contain no untrue statement of any material fact nor omit any material facts, which would make the information misleading. The Company represents and warrants that it will adhere to any and all local, state and federal laws, rules and regulations governing the Company’s businesses and any and all actions and activities involving the Company, its shareholders and the investment community. The Company further warrants that if the circumstances relating to information or documents furnished to Constellation change at any time, the Company will inform Constellation promptly of the changes and immediately deliver to Constellation documents or information necessary to ensure the continued accuracy and completeness of all information and documents.  Constellation represents to the Company that it will not, to the best of Constellation’s knowledge and belief, make any untrue statement of material fact.  Constellation further represents and warrants to the Company that, to the best of Constellation’s  knowledge and belief, all actions taken by it, on behalf of the Company, in connection with its’ advisory services will be conducted in compliance with all applicable state and federal laws.  Further, Constellation shall comply with any procedures that might be reasonably imposed by the Company or its legal counsel to ensure compliance with such laws.  Both the Company and Constellation agree and acknowledge that they and their employees, advisors and consultants and therefore the parties’ duties and obligations under this Agreement will be performed and governed by applicable state and federal law, including without limitation the federal securities laws.  All parties expressly understand, agree and acknowledge that Constellation's performance of its duties hereunder cannot and therefore will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.  It is also understood that the Company is entering into this Agreement with Constellation Asset Advisors, Inc  (“CAA”), a Nevada Corporation and not any individual member of CAA, and, as such, Constellation will not be deemed to have breached this Agreement if any member, officer or director of CAA leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Constellation otherwise performs its obligations under this Agreement.  Constellation represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein.  Constellation acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Constellation. Constellation acknowledges that, to the best of its knowledge, Constellation and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Constellation further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company.  Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

10.

Legal Representation.  The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement.  Constellation represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Constellation deemed necessary.

11.

Status as Independent Contractor.  Constellation's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company.  Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other.  Constellation further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes.  All such income taxes and other such payment shall be made or provided for by Constellation and the Company shall have no responsibility or duties regarding such matters.  Neither the Company nor the Constellation possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12.

Attorney's Fee.  If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13.

Waiver.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14.

Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

Therapeutic Solutions International, Inc.

4093 Oceanside Blvd. Suite B

Oceanside 92056

Attn: Timothy Dixon, President

To Constellation:

Constellation Asset Advisors, Inc.

Administrative Office

711 Grand Ave Suite 200

San Rafael, CA 94901

Attn:  Jens Dalsgaard, President

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

15.

Term and Termination of Agreement.

a.

This Agreement shall remain in full force and effect for a term of twelve (12) months.  During the terms of this Agreement the indemnity provisions set forth paragraph in 8 shall survive any termination of this Agreement for a period of twelve (12) months.

b.

After the original term of this agreement is expired, this agreement may be extended only upon a writing signed by each Party outlining additional terms and conditions.

c.

Notwithstanding anything to the contrary, if either party materially breaches this agreement, the non-breaching party may, at his or its election, immediately terminate the agreement thereby relieving the non-breaching party of any obligation there under.  Alternatively, the non-breaching party may proceed with performance without waiving any rights under the agreement.  A material breach will mean and refer to a party's failure to comply with any covenants or obligation specified in this agreement.

d.

In the event of a dispute arising between parties the dispute shall be submitted to mediation before the Judicial Arbitration and Mediation Services ("JAMS") in San Diego, California. The parties shall bear the costs of mediation equally.  In the event that either party refuses to participate in mediation said party shall be prohibited from recovering attorney fees notwithstanding anything to the contrary in this agreement.

e.

If mediation should fail to resolve the dispute between the parties, the matter shall be submitted to JAMS for binding arbitration.  Discovery rights shall be preserved in said arbitration with regard to depositions and demands for production of documents as if the dispute were pending in the Superior Court for the State of California County of San Diego. The costs of arbitration shall be equally shared by the parties until the dispute is either settled or adjudicated, at which time the arbitration may award said fees and costs to the prevailing party, including reasonable attorney fees.

16.

Choice of Law, Jurisdiction and Venue.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.  The parties agree that the Superior Court for the State of California, County of San Diego will be the venue of any dispute and will have jurisdiction over all parties.

17.

Complete Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

This ten (10) page agreement has been duly signed by the Parties hereto:

AGREED TO:

“Company”

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

Date: June 17, 2011

By:  /s/ Timothy Dixon__________________

Timothy Dixon, President

“Constellation”

CONSTELLATION ASSET ADVISORS, INC

Date: June 17, 2011

By:  /s/ Jens Dalsgaard____________________________

Jens Dalsgaard, President

EXHIBIT A

Constellation Asset Advisors, Inc is committed to ensuring

That our clients get the most out of their relationship with us.

We ask that you keep our partnership strong by

Making the following commitments:

1.

Update your current company website. If you don’t have one, you should immediately commission and construct one using an experienced designer. Constellation can provide contacts for web designers if needed. The website must be able to capture investor information that will be automatically forwarded to Info@ConstellationAA.com so that we can promptly send the full investor package, or make contact via fax or telephone call.

2.

As requested by Constellation, be prepared to ensure that the Company’s website is up-to-date; including posting timely (which may include the making of weekly updates) website updates.

3.

Place our contact information in the Investor section of your website and at the bottom of press releases:

For further information please contact:

Public Relations Contact:

Constellation Asset Advisors, Inc

415-524-8500

4.

Prepare a comprehensive PowerPoint presentation for Constellation to use to introduce your company to potential investors and brokers.

5.

Provide Constellation with all current and future business plans; provided, however, that Constellation is not requesting, and should not be sent, any materials, business plans, forecasts or similar materials that are materials, at the time that these materials are sent to Constellation, not in the public domain.

6.

Send Constellation a CD or email of high-quality digital files of the company logo, product pictures, videos and graphics for the investor packages our Operations team will create.

7.

Produce a two-page fact sheet for Constellation to use. The Operations department will email an example fact sheet that can be used as a template for creating your own.

8.

Provide Constellation with the names and stock symbols of all competitors and comparable companies in the sector.

9.

Subscribe to weekly DTC sheets. Please forward the DTC password to the Constellation Team at Info@ConstellationAA.com so that we can monitor our shareholder base.

10.

E-mail Constellation an in-depth matrix of expected company milestones that will be the subjects of press releases used to create market awareness. The goal is to have consistent and regular news flow. When news is issued to the business press, Info@ConstellationAA.com should be copied so we can prepare national distribution to our contacts.

11.

Verify and Update your company profile and stock information on the various financial websites. The Constellation Operations department will email you a list of finance websites and their contact information.

12.

Provide Constellation with the names of key contacts of company management, their email addresses, and direct office and cell phone numbers.

13.

Each Quarter, provide Constellation with the NOBO shareholder list from the transfer agent.

14.

Announce and participate in quarterly conference calls with the investing public. Constellation will host, organize and handle all logistics, including writing the press release, announcing the calls, and creating a digital archive with toll-free phone numbers for access and a verbal transcript to be stored and accessible for 30 days to comply with SEC Rule FD.

15.

Provide Constellation with the names and phone numbers of any financial experts, market makers, investment bankers, previous PIPE investors, stockbrokers, significant shareholders, etc., known to your company (i.e., your Rolodex of Wall Street contacts), so we can send them an IR package and fax news to them regularly.

16.

Provide Constellation with the names and phone numbers of personal stockbrokers and financial contacts for inclusion in our database. Brokerage contacts can be provided for management to deposit their restricted rule 144 shares. This creates goodwill with supporters of the deal.

17.

E-mail corporate updates at least once a week, preferably on Sunday or Monday prior to market open, to the Constellation team: Info@ConstellationAA.com. We truly are a team, so please copy everyone on company e-mails.

18.

Meet regularly with the entire Constellation team. Constellation will commit to visiting your office, and your senior management will commit to visiting Constellation’s San Francisco Bay area office for quarterly meetings so that everyone involved can fully understand your business, market, news, strategy, challenges, etc. This ensures that we can continually position, plan and refine the appropriate message for Wall Street.

19.

Be available to regularly answer calls from top mutual fund managers, stockbrokers and significant shareholders, and to inform Constellation about those discussions so we are all on the same page with communication.

20.

Inform Constellation of your senior management’s major travel plans. They must be willing to meet with top fund managers, stockbrokers and significant shareholders during their travels.

21.

Provide the past 6 months and future 12 months of company revenue, expense, earnings forecasts/expectations and financing needs, broken down by quarter. Disclose structures and the likelihood of achieving such funding to Constellation and the investment community in timely fashion in order to avoid and/or ameliorate any potential liquidity issues, shortfalls or similar issues of concern to the investing public.  As in item 5 above, this information request should not be read to include and/or solicit any information of any kind that is not in the public domain.

22.

Provide Constellation with a matrix of all 144 restricted shares issued in the past 12 months, with dates issued, so we can better manage those surprises. Please also provide the contact information for your legal counsel.

23.

Appoint a media relations firm to communicate with the financial community, if you don’t handle media relations internally. We should expect to receive significant media attention.

24.

Unless other arrangements reasonably agreeable to Constellation are made, be willing to issue restricted Rule 144 stock for a new research report in the first 60 days of the campaign. Constellation can discuss with you the quality firms that accept 144 stock and provide their names upon request.

25.

If not a fully reporting company, write an annual shareholder letter that will be released to the wire services for public information.

END